UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________________
 FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2012
___________________________
Silicon Graphics International Corp.
(Exact name of registrant as specified in its charter)
 ___________________________

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 46600 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On February 23, 2012, Ron Verdoorn stepped down as Interim Chief Executive Officer of Silicon Graphics International Corp. (the “Company”) effective as of February 27, 2012. Mr. Verdoorn continues to serve as Chairman of the Company's Board of Directors (the “Board”).

On February 23, 2012, Mark Barrenechea resigned from the Board effective as of February 26, 2012. In connection with his resignation, the Compensation Committee of the Board extended the exercise period of Mr. Barrenechea's outstanding stock options until June 30, 2013.

Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2012, the Board appointed Jorge Luis Titinger, age 50, as President and Chief Executive Officer of the Company and as a Board member subject to the execution of an employment agreement between Mr. Titinger and the Company. These appointments are effective as of February 27, 2012.

Mr. Titinger served as President and Chief Executive Officer of Verigy Ltd. from January 2011 to July 2011, as President and Chief Operating Officer from July 2010 to January 2011, and as Chief Operating Officer from June 2008 to July 2010. Verigy was acquired by Advantest Corporation in July 2011, and from such time until October 2011, Mr. Titinger provided transitional services as President and Chief Executive Officer of Verigy, then a subsidiary of Advantest. Prior to Verigy, Mr. Titinger was Sr. Vice President and General Manager of Product Business Groups at Form Factor, Inc. from November 2007 to June 2008. Mr. Titinger previously held management positions at KLA-Tencor Corporation, Applied Materials, Inc. and Hewlett-Packard Company.

On February 21, 2012, the Company entered into an employment agreement (the “Agreement”) with Mr. Titinger for his service as President and Chief Executive Officer. The Agreement provides that Mr. Titinger will receive an annual base salary of $500,000, subject to periodic review for increases. Mr. Titinger will be eligible to receive a performance bonus of $166,667 for the Company's fiscal year 2012 upon his achievement of certain targets approved by the Board. Beginning with the Company's fiscal year 2013, Mr. Titinger will be eligible to receive a quarterly target bonus of $125,000 based upon the Company's performance with respect to applicable performance targets as determined by the Compensation Committee of the Board.

Subject to approval by the Compensation Committee of the Board (the “Compensation Committee”), Mr. Titinger will receive stock options to purchase 325,000 shares of the Company's common stock, with a per share exercise price equal to the closing price of the Common Stock on the grant date (expected to be on March 1, 2012). The option will vest over four years subject to Mr. Titinger's continuous service to the Company, with 25% of the shares vesting upon completion of one year of continuous service, and an additional 2.0833% vesting monthly thereafter subject to his continuous service.

Subject to the Compensation Committee's approval, Mr. Titinger will also receive (i) a restricted stock unit award of 325,000 shares, which will vest over four years, with 25% vesting upon completion of one year of continuous service and an additional 6.25% vesting quarterly thereafter subject to his continuous service, and (ii) a restricted stock unit award of 15,000 shares, which would vest fully upon completion of one year of continuous service.

Mr. Titinger will be eligible to participate in the standard employee benefit plans generally available to executive employees of the Company, including health insurance, life and disability insurance, Employee Stock Purchase Plan, 401(k) plan, and paid time off and paid holidays. The Company will also reimburse Mr. Titinger for his documented business expenses incurred in connection with his employment pursuant to the Company's standard reimbursement expense policy and practices.

Under the Agreement, either party may terminate Mr. Titinger's employment at any time. In the event that, within twelve months following a Change in Control of the Company, Mr. Titinger's employment is terminated by the Company without Cause, or by Mr. Titinger for Good Reason, he will be entitled to receive (i) full vesting of all equity awards upon the closing of the Change in Control, (ii) a severance payment equal to the sum of (a) twelve months base salary in effect at the time of the employment termination date, (b) the full amount of annual performance bonus at target, and (c) prorated performance bonus for time worked in the year in which the termination occurred, and (iii) COBRA health benefits for 12 months post-termination. Upon termination of Mr. Titinger's employment without Cause or for Good Reason, at any time other than within twelve months following a Change in Control, Mr. Titinger would be entitled to receive (i) acceleration of vesting of all equity awards in an amount equal to the number of shares that would vest over an additional 24 month period as if he had continued to be employed for such period; (ii) a severance payment equal to the sum of (a) twelve months base salary in effect at the time of the employment termination date, (b) the full amount of annual performance bonus at target, and (c) prorated performance bonus for time worked in the year in which the termination occurred, and (iii) COBRA health benefits for 12 months post-termination. Receipt of the above listed benefits upon termination of employment will require Mr. Titinger to sign a general release in favor of the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Capitalized terms used herein without definition have the meanings given such terms in the Agreement.

Mr. Titinger is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

10.1	Employment Agreement Letter dated February 21, 2012 between the Company and Jorge L. Titinger.
99.1	Press Release dated February 23, 2012 titled “SGI Announces New President and CEO Jorge Luis Titinger.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Silicon Graphics International Corp.
Dated: February 23, 2012	By:	/s/ Jennifer W. Pileggi
Jennifer W. Pileggi
Senior Vice President, General Counsel and Corporate Secretary